EXHIBIT 4.3

THIS WARRANT AND THE SECURITIES REPRESENTED BY THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS.  SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Parametric Sound Corporation

WARRANT CERTIFICATE

No. [___] [__________], 2010

Parametric Sound Corporation, a Nevada corporation (the “Company”), for value received, hereby certifies that [__________], at [__________] (the “Holder”) or its registered assigns is the registered owner of the Warrant, which entitles the owner thereof to purchase from the Company at any time during the Exercise Period up to [__________] duly authorized, validly issued, fully paid and non-assessable shares of Common Stock, par value $0.001 per share, of the Company (“Common Stock”), at the Exercise Price and subject to the terms set forth herein.

1.           Definitions.  As used in this Warrant, unless the context clearly requires a different meaning, the following terms have the meanings indicated.

“Exercise Period” means the period commencing on the date of original issuance of this Warrant and continuing through and including the Expiration Date.

“Exercise Price” means the per share price at which this Warrant may be exercised, which price shall be equal to the average closing price of the Common Stock for the first twenty (20) days of trading on the OTC Bulletin Board (or such other exchange, market or quotation system on which the Common Stock is then traded) after the spin-off of the Company from LRAD Corporation, provided however, that in no event shall such Exercise Price be less than $0.10 or greater than $0.30, as adjusted pursuant to the terms hereof.

“Expiration Date” means the earliest to occur of (a) the fifth anniversary of the date of original issuance of this Warrant or (b) effective date of a Sale or Merger.

“Mandatory Exercise Period” means the period commencing on the six month anniversary of the date of original issuance of this Warrant and continuing through and including the Expiration Date.

“Note” means that certain promissory note of even date herewith issued by the Company to the Holder.

“Sale or Merger” means any of the following: (a) the merger, reorganization or consolidation of the Corporation or any subsidiary of the Company into or with another corporation or other entity, or the issuance and sale by the Company of voting securities, in which or as a result of which the stockholders of the Company immediately preceding such transaction (solely by virtue of their shares or other securities of the Company) shall own fifty percent (50%) or less of the voting securities of the surviving entity, immediately following such transaction; (b) the sale, transfer or lease, whether in a single transaction or pursuant to a series of related transactions or plan, of all or substantially all the assets of the Company; or (c) the sale or exclusive license, whether in a single transaction or pursuant to a series of related transactions or plan of all or substantially all of the intellectual property of the Company.

“Warrant Notice” means a notice to the Company substantially in the form of Annex II hereto.

“Warrant Shares” means the shares of Common Stock that are issuable upon exercise of this Warrant.

2.           Exercise of Warrants.

2.1.           Voluntary Exercise.  The Holder may exercise the Warrant in whole or in part, at any time or from time to time during the Exercise Period, by presentation and surrender of the Warrant Certificate to the Company, together with a duly executed Warrant Notice and payment by certified bank check to the order of the Company of the aggregate Exercise Price in exchange for receiving from the Company the requisite number of shares of Common Stock.

2.2.           Cashless Exercise.  The Holder shall have the option, subject to the Company’s option under Section 2.4 (the “Cashless Exercise Option”) to exercise this Warrant, in whole but not in part, by the surrender of this Warrant Certificate (and without payment in cash of the Exercise Price) in exchange for a number of whole shares of the Common Stock equal to the product of (a) the number of shares of the Common Stock for which this Warrant is exercisable as of the business day on which the Warrant Notice is received by the Company (the “Cashless Exercise Date”), multiplied by (b) the Cashless Exercise Ratio (the “Cashless Exercise”). The “Cashless Exercise Ratio” shall be equal to (i) the Final Price on the Cashless Exercise Date less then Exercise Price divided by (ii) by the Final Price on the Cashless Exercise Date. The “Final Price” means, on any day, the last reported sale price per share of the Common Stock for that day on OTC Bulletin  Board (or such other exchange, market or quotation system on which the Common Stock is then traded). The “Cashless Exercise Date” shall be deemed the Exercise Date under the Warrant.

2.3.           Mandatory Exercise.  If for any period of ten (10) consecutive trading days during the Mandatory Exercise Period (the “Subject Trading Period”), the closing price for the Common Stock exceeds $0.90, the Company shall have the right, in its sole and absolute discretion, to require the Holder to exercise the Warrant (the “Mandatory Exercise”) in accordance with the procedure set forth in Section 2.1 or 2.2, by providing a written request for such Mandatory Exercise within ten (10) days of the end of the Subject Trading Period.

2.4.           Offset of Exercise Price against Note.  The Company may, in its sole and absolute discretion, elect to offset the aggregate Exercise Price for any Warrant Shares issued upon exercise of this Warrant against the outstanding principal amount owing under the Note as of the Exercise Date.

2.5.           Delivery of Certificates.  As soon as practicable but not later than ten (10) business days after the Company shall have received such Warrant Notice, the Company shall execute and deliver or cause to be executed and delivered, in accordance with such Warrant Notice, a certificate or certificates representing the number of shares of Common Stock specified in such Warrant Notice, issued in the name of the Holder or in such other name or names of any Person or Persons designated in such Warrant Notice.  Except as otherwise set forth in Section 2.2 above, each Warrant Certificate shall be deemed to have been exercised and such share certificate or certificates shall be deemed to have been issued, and such Holder or other Person or Persons designated in such Warrant Notice shall be deemed for all purposes to have become a holder of record of the shares of Common Stock, as of the date that such Warrant Notice and payment for the shares purchased thereby shall have been received by the Company (the “Exercise Date”).

2.6.           Surrender of Warrant.  The Holder shall surrender the Warrant Certificate when it delivers the Warrant Notice, and in the event of a partial exercise of any Warrant, the Company shall execute and deliver to the Holder, at the time the Company delivers the share certificate or certificates issued pursuant to such Warrant Notice, a new Warrant Certificate for the unexercised portion.

3.           Fractions, Expenses.  The Company shall not be required to issue fractions of shares upon an exercise of any Warrant.  If any fraction of a share would, but for this restriction, be issuable upon an exercise of the Warrant, in lieu of delivering such fractional share the Company shall pay to the Holder, in cash, an amount equal to the fair market value of such fractional share as determined above.  The Company shall pay all expenses, taxes and owner charges payable in connection with the preparation, issuance and delivery of certificates for the shares of Common Stock and any new Warrant Certificates, except that if the certificates for the shares of Common Stock or the new Warrant Certificates are to be registered in a name or names other than the name of the Holder, funds sufficient to pay all transfer taxes payable as a result of such transfer shall be paid by the Holder at the time of its delivery of the Warrant Notice or promptly upon receipt of a written request by the Company for such payment.

4.           Adjustments.  The number of shares of Common Stock for which this Warrant is exercisable, and/or the Exercise Price at which such Common Stock may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Section 4.  For purposes of clarification, the parties acknowledge and agree that the adjustments described in this Section 4 are not intended to, and shall not, trigger any duplicative adjustments to the number of shares of Common Stock and the Exercise Price that may occur pursuant to any other document or instrument of the Company.

4.1.           Stock Dividends, Subdivisions and Combinations.  If at any time the Company shall (a) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, an instrument convertible into, or other distribution of, additional Common Stock, (b) subdivide its outstanding Common Stock into a larger number of shares of Common Stock, or (c) combine its outstanding Common Stock into a smaller number of shares of Common Stock, then, in each such case, (i) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (ii) the Exercise Price shall be adjusted to equal (A) the Exercise Price (immediately prior to the adjustment) multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares of Common Stock for which this Warrant is exercisable immediately after such adjustment.

4.2.           Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets.  In case the Company shall reorganize its capital, reclassify or recapitalize its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock), or sell, transfer or otherwise dispose of all or substantially all of its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, consolidation, merger or disposition of assets, shares of common stock of the successor or acquiring corporation or any cash, shares or stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation (“Other Property”), are to be received by or distributed to the holders of Common Stock, then each Warrant holder shall have the right thereafter to receive, upon exercise of such Warrant, the number of shares of capital stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, consolidation, merger or disposition of assets by a holder of the number of shares of Common Stock for which such Warrant is exercisable immediately prior to such event.  In case of any such reorganization, reclassification, consolidation, merger or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume in writing the due and punctual observance and performance of each and every covenant and condition of such Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder.  The foregoing provisions of this Section 4.2 shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers or disposition of assets.

5.           Notice of Adjustments.  Whenever the number of shares of Common Stock for which a Warrant is exercisable, or whenever the Exercise Price shall be adjusted pursuant to Section 4, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated, specifying the number of shares of Common Stock for which such Warrant is exercisable and (if such adjustment was made pursuant to Section 4.2) describing the number and kind of any other shares of stock or Other Property for which such Warrant is exercisable, and any change in the Exercise Price, after giving effect to such adjustment or change.  The Company shall promptly cause a signed copy of such certificate to be delivered to each Warrant holder in accordance with Section 11.1.  Company shall keep at its office copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Warrant holder or any prospective purchaser of a Warrant designated by a holder thereof.

6.           No Impairment.  The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Warrant holders against impairment.  Upon the request of a Warrant holder, the Company will at any time during the period a Warrant is outstanding acknowledge in writing, in form reasonably satisfactory to such holder, the continuing validity of the Warrant and the obligations of the Company thereunder.

7.           Transfer of Warrant.  The transferability of this Warrant is subject to the restrictions set forth in any shareholder agreements that apply, or may in the future apply, to the Common Stock issuable upon exercise of this Warrant as of the date of any such proposed transfer; provided that no transfer shall be made that (a) does not comply with all applicable federal and state securities laws, or (b) would require registration or qualification of the Warrant pursuant to the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities laws.  Upon transfer of the Warrant the Holder must deliver to the Company a duly executed Warrant Assignment in the form of Annex I hereto, with funds sufficient to pay any transfer tax imposed in connection with such assignment (if any).  The Company shall execute and deliver a new Warrant Certificate or Certificates in the form of this Warrant Certificate with appropriate changes to reflect such assignment, in the name or names of the assignee or assignees specified in the fully executed Warrant Assignment or other instrument of assignment and, if the Holder’s entire interest is not being transferred to assignee, in the name of the Holder, and this Warrant Certificate shall promptly be cancelled.  Any transfer or exchange of this Warrant Certificate shall be without charge to the Holder (except as provided above with respect to transfer taxes, if any) and any new Warrant Certificate or Certificates issued shall be dated the date hereof.  The terms “Warrant” as used herein includes all Warrants into which this Warrant (or any successor Warrant) may be exchanged or issued in connection with the transfer or assignment of this Warrant or any successor Warrant.

8.           Reporting.  The Company hereby agrees that it will file any reports required to be filed by it under the Securities Act, or the rules and regulations adopted by the Commission thereunder and that it will use all reasonable efforts to cooperate with each Holder and each holder of Warrant Shares in supplying such information concerning the Company as may be necessary for such Holder or holder to complete and file any information reporting forms currently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Common Stock issuable upon exercise hereof.  The Company also agrees that it will take such further action, and supply such information as any Holder may reasonably request to the extent required from time to time to enable the Holder to sell Common Stock without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

9.           Lost Certificate.  Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in the case of loss, theft or destruction, upon receipt of indemnification satisfactory to the Company, or, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant Certificate, the Company shall execute and deliver a new Warrant Certificate of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock issuable upon exercise hereof.  The recipient of any such Warrant Certificate shall reimburse the Company for all reasonable expenses incidental to the replacement of such lost, mutilated or missing Warrant Certificate.

10.           Securities Representations of Holder.  By accepting the Warrant, Holder represents that it is acquiring the Warrant for its own account for investment purposes and not with the view to any sale or distribution, and that Holder will not offer, sell or otherwise dispose of the Warrant or the Common Stock issuable upon exercise hereof except under circumstances as will not result in a violation of applicable securities laws.  Holder further represents and warrants as follows.

10.1.           Information Provided to Holder.  Holder has been advised that: (a) the offer and sale of this Warrant is intended to be a transaction by an issuer not involving any public offering and thereby exempt from registration under the Securities Act by virtue of Section 4(2) thereof and Regulation D promulgated thereunder or any state securities laws; (b) neither this Warrant nor the Common Stock issuable upon exercise hereof may be transferred without (i) registration under the Securities Act or a valid exemption therefrom and from any applicable state securities laws and (ii) compliance with the restrictions contained in this Warrant, (c) there are substantial risks of loss of investment involved in an investment in this Warrant and the Warrant Shares and that the investment in the Warrant and the Warrant Shares is presently an illiquid investment and the Holder may be required to bear the economic risk of investment in this Warrant and the Warrant Shares for a substantial period of time; and (d) there is no established market for the Warrant and the Warrant Shares and no assurance has been provided that any public market will develop.

10.2.           Transfer Restrictions.  Holder acknowledges that it has been advised that  if Holder proposes to offer, sell or otherwise transfer, pledge or hypothecate all or any part of the Warrant and the Warrant Shares (other than pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act) the Holder must, upon request, deliver to the Company a written opinion of counsel, reasonably satisfactory in form and substance to the Company, that an exemption from the registration requirements of the Securities Act is available.

10.3.           Holder Information.  Holder (a) has such knowledge and experience in financial and business matters, including investments of the type represented by the Warrant and the Warrant Shares, as to be capable of evaluating the merits of investment in the Company and can bear the economic risk of an investment in the Warrant and the Warrant Shares; (b) has not been furnished with or relied upon any oral representation, warranty or information in connection with the offering of this Warrant and the Warrant Shares; (c) is an “Accredited investor” as such term is defined in Regulation D under the Securities Act; and (d) is acquiring the Warrant and the Warrant Shares for investment purposes only, for its own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof in contravention of the Securities Act or any Blue Sky Laws, without prejudice, however, to the Holder’s right at all times, subject as applicable to any shareholders agreements to which the Holder is a party, to sell or otherwise dispose of all or any part of the Warrant and the Warrant Shares pursuant to an effective registration statement under the Securities Act and applicable Blue Sky Laws, or under an exemption from such registration available under the Securities Act and other applicable Blue Sky Laws.

11.           GENERAL PROVISIONS.

11.1.           Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively delivered (a) upon personal delivery, (b) upon delivery by an internationally recognized courier, or (c) five (5) days after having been sent by registered or certified mail, postage prepaid.  Such notice shall be addressed to the recipient to be notified at the address set forth on the signature page(s) hereto (or at such other address for a recipient as shall be specified in a notice given in accordance with this Section 11.1).

11.2.           Waiver and Amendment.  Any provision of this Warrant may be amended or modified only as set forth in the Note; provided, that without the consent of each holder adversely affected thereby, no such amendment or modification shall (a) change the Expiration Date, change the Exercise Price or the number of shares of Common Stock or other securities for which the Warrant is exercisable, or (b) amend this Section 11.2.  No course of dealing between the Company and Holder will operate as a waiver or modification of any party’s rights or obligations under this Warrant.  No delay or failure on the part of either party in exercising any right or remedy under this Warrant will operate as a waiver of such right or any other right.  A waiver given on one occasion will not be construed as a bar to, or as a waiver of, any right or remedy on any future occasion.

11.3.           Not a Stockholder.  The Warrant shall not entitle the Warrant Holder, prior to the exercise of the Warrant, to any rights as a stockholder of the Company.

11.4.           Governing Law; Jurisdiction.  This Warrant Certificate will be governed by and construed in accordance with the internal laws of the State of Nevada as applied to agreements between residents thereof to be performed entirely within such State, without reference to that body of law relating to conflict of laws or choice of law.  With respect to any suit, action or proceeding initiated by the Company or the registered holder of this Warrant Certificate arising out of, under or in connection with this Warrant Certificate, the Company and such holder hereby submits to the non-exclusive jurisdiction of any state or Federal court sitting in Clark County, Nevada and irrevocably waives, to the fullest extent permitted by law, any objection that it may now have or hereafter obtain to the establishment of venue in any such court in any such suit, action or proceeding.

IN WITNESS WHEREOF, the Company caused this Warrant Certificate to be duly executed and its corporate seal to be hereunto affixed and attested, all as of the day and year first above written.

PARAMETRIC SOUND CORPORATION

By: _________________________
Name: _________________________
Title: _________________________

Address: _______________________
_______________________

ANNEX I

FORM OF ASSIGNMENT

(Relating to Parametric Sound Corporation)

(To be executed by the registered holder if such
holder desires to transfer the Warrant Certificate.)

FOR VALUE RECEIVED ______________________ hereby sells, assigns and transfers unto __________________________________________________________________

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________ attorney, to transfer the within Warrant Certificate on the books of the within - named Company, with full power of substitution.

Date:  __________, 20___

Signature: __________________________________

[Signature Guaranteed:

Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.]

ANNEX II

FORM OF WARRANT NOTICE

Dated:  _______________________

To:           Parametric Sound Corporation (the “Company”)

Reference is made to the Subscription Agreement (the “Agreement”) dated [__________], 2010.  Terms are used herein as therein defined.

The undersigned, pursuant to the provisions set forth in the Agreement and the Warrant Certificate No. __, dated ________________, hereby irrevocably elects and agrees to exercise the Warrants pursuant to the terms of Section 2 of the Warrant, being equal to _______ shares of Common Stock of Parametric Sound Corporation.

[If said number of shares is less than all of the shares purchasable hereunder, the undersigned hereby requests that a new Warrant Certificate representing the remaining balance of the shares be registered in the name of __________________________, whose address is

__________________________________________
__________________________________________
__________________________________________

The undersigned hereby represents that it is exercising the Warrant for its own account for investment purposes and not with the view to any sale or distribution and that the undersigned will not offer, sell or otherwise dispose of the Warrant or any underlying Warrant Shares in violation of applicable securities laws.

[NAME OF HOLDER] By: ____________________________ Name: ______________________ Title: _______________________

[ADDRESS OF HOLDER]

__________________________________________

__________________________________________

__________________________________________